Exhibit 99.1
Callon Petroleum Company Announces First Quarter 2023 Results

Reported net income of $220.6 million, or $3.57 per diluted share
Reported adjusted income of $119.9 million, or $1.94 per diluted share
1Q23 production in line with guidance with capital expenditures below guidance
Increased drilling and completions efficiencies through simultaneous operations on larger projects
Debt moves lower for the eleventh consecutive quarter

HOUSTON, May 3, 2023 /PRNewswire/ - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today reported first quarter 2023 financial and operating results. A conference call to discuss the results is planned for 8 a.m. CDT, Thursday, May 4. Slides accompanying today’s release are available at www.callon.com/investors.
First Quarter 2023 Highlights
•Net income of $220.6 million, or $3.57 per diluted share (all share amounts are stated on a diluted basis), adjusted EBITDAX of $326.3 million, and adjusted income of $119.9 million or $1.94 per diluted share
•Net cash provided by operating activities was $247.9 million and adjusted free cash flow was $7.2 million
•Total production averaged 100 MBoe/d (60% oil), in-line with guidance
•Capital expenditures were below expectations at $270.1 million
•Reduced total debt by $37.7 million, the eleventh consecutive quarter of debt reduction
•Increased completion stages pumped per day by more than 15% vs. the first half of 2022
“We posted solid financial and operating results for the first quarter and remain on track to achieve our full year objectives,” said Joe Gatto, President and Chief Executive Officer. “Execution of larger scale projects in the first half of the year will drive production growth and cash flow through the remainder of the year. These projects also benefit from improved cycle times generated from solid drilling and completion efficiencies and a consistent, high-level of well performance. We remain committed to achieving our near-term debt reduction targets and implementing a shareholder return program later this year.”
Financial Results
For the first quarter of 2023, Callon converted its accounting method from full cost to successful efforts which resulted in certain changes to the financial statements. On the income statement, the impacts were primarily the elimination of capitalized interest and G&A and the addition of exploration expense. On the balance sheet, the most significant changes were an increase to oil and gas properties and stockholders’ equity driven by lower historical impairments under successful efforts as compared to full cost. As a result, DD&A has increased under successful efforts due to a higher depletable base.
Callon reported first quarter 2023 net income of $220.6 million, or $3.57 per share, and adjusted EBITDAX of $326.3 million. Adjusted income was $119.9 million, or $1.94 per diluted share.
The Company generated $247.9 million of net cash provided from operating activities in the first quarter. Total operational capital expenditures for the quarter were $270.1 million. Callon expects its adjusted free cash flow to increase through the remainder of 2023 which will continue to be allocated solely to debt reduction until the key $2.0 billion milestone is reached.
On May 1, 2023 Callon completed the spring redetermination for its senior secured revolving credit facility (“Credit Facility”). The borrowing base was reaffirmed at $2 billion with an elected commitment of $1.5 billion. During the quarter, debt under the Credit Facility was reduced by $37.7 million for a quarter-end balance of $465.3 million.
Operational Results
First quarter production averaged 100 MBoe/d (60% oil and 80% liquids), in line with guidance. During the quarter, 29 wells were turned in-line. Of note was a 13-well project producing at various stages of flowback over quarter end after being turned in-line ahead of expectations due to improved completion times.
Average realized commodity prices during the quarter were $75.65 per Bbl for oil (99% of NYMEX WTI), $24.18 per Bbl for natural gas liquids, and $2.22 per MMBtu for natural gas (80% of NYMEX HH). This quarter’s oil price realization was negatively impacted by tightening Gulf Coast and international oil price basis differentials to WTI pricing. Total average realized price for the period was $53.07 per Boe on an unhedged basis.
Lease operating expense, which includes workover expense, for the quarter was $75.1 million or $8.36 per Boe compared to $74.1 million or $7.58 per Boe in the fourth quarter of 2022. The sequential per unit increase was primarily related to increases in certain operating expenses such as fuel, power, and equipment rental, as well as the distribution of fixed costs spread over lower production volumes.
Capital Investments
Callon incurred $270.1 million in operational capital expenditures on an accrual basis. Capital spending was 8% below the midpoint of the Company’s first quarter guidance primarily due to lower facility spending and fewer workovers.
Second Quarter Activity Outlook and Guidance
Callon entered the second quarter running seven drilling rigs, four in the Delaware Basin, two in the Midland Basin, and one in the Eagle Ford. The Company intends to maintain this drilling pace through mid-year. Callon is currently utilizing two completion crews.
For the second quarter, the Company expects to produce 105 - 108 MBoe/d which includes oil volumes of 63 - 65 MBbls/d. Gross wells turned to sales are expected to be 33 - 38 gross wells (31 - 36 net). Operational capital expenditures are expected to be $285 - $300 million on an accrual basis. Second quarter guidance are available in the accompanying presentation.
Earnings Call Information
The Company plans to host a conference call on Thursday, May 4, 2023, to discuss its first quarter 2023 financial and operating results and outlook for the remainder of 2023.
Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Thursday, May 4, 2023, at 8:00 a.m. Central Daylight Time (9:00 a.m. Eastern Daylight Time)
Webcast:	Select “News and Events” under the “Investors” section of the Company’s website: www.callon.com.
An archive of the conference call webcast will be available at www.callon.com under the “Investors” section of the website.
About Callon Petroleum
Callon Petroleum Company is an independent oil and natural gas company focused on the acquisition, exploration and development of high-quality assets in the leading oil plays of South and West Texas.
Contact Information
Kevin Smith
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
(281) 589-5200
Cautionary Statement Regarding Forward Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled and placed on production; future levels of development activity and associated production, capital expenditures and cash flow expectations and expected uses thereof; the Company’s production and expenditure guidance; estimated reserve quantities and the present value thereof; future debt levels and leverage; and the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans,” “may,” “will,” “should,” “could,” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and natural gas prices; changes in the supply of and demand for oil and natural gas, including as a result general economic conditions or as a result of actions by, or disputes among members of OPEC and other oil and natural gas producing countries with respect to production levels or other matters related to the price of oil; our ability to drill and complete wells; operational, regulatory and environment risks; the cost and availability of equipment and labor; our ability to finance our development activities at expected costs or at expected times or at all; rising interest rates and inflation; our inability to realize the benefits of recent transactions; currently unknown risks and liabilities relating to the newly acquired assets and operations; adverse actions by third parties involved with the transactions; risks that are not yet known or material to us; and other risks more fully discussed in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Financial Measures
This news release refers to non-GAAP financial measures such as “adjusted free cash flow,” “adjusted EBITDAX,” “adjusted income,” and “adjusted income per diluted share.” These measures, detailed below, are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our filings with the SEC and posted on our website.
•Adjusted free cash flow is a supplemental non-GAAP measure that is defined by the Company as net cash provided by operating activities before net change in working capital, changes in accrued hedge settlements, merger, integration and transaction expense, and other income and expense, less capital expenditures before increase (decrease) in accrued capital expenditures. We believe adjusted free cash flow provides useful information to investors because it is a comparable metric against other companies in the industry and is a widely accepted financial indicator of an oil and natural gas company’s ability to generate cash for the use of internally funding their capital development program and to service or incur debt. Adjusted free cash flow is not a measure of a company’s financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities, or as a measure of liquidity.
•Callon calculates adjusted EBITDAX as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization, (gains) losses on derivative instruments excluding net settled derivative instruments, impairment of oil and gas properties, non-cash share-based compensation expense, exploration expense, merger, integration and transaction expense, (gain) loss on extinguishment of debt, and certain other expenses. Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, the Company believes that adjusted EBITDAX provides useful information to investors because it provides additional information with respect to our performance or ability to meet our future debt service, capital expenditures and working capital requirements. Because adjusted EBITDAX excludes some, but not all, items that affect net income (loss) and may vary among companies, the adjusted EBITDAX presented above may not be comparable to similarly titled measures of other companies.
•Adjusted income and adjusted income per diluted share are supplemental non-GAAP measures that Callon believes are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. These measures exclude the net of tax effects of these items and non-cash valuation adjustments, which are detailed in the reconciliation provided. Adjusted income and adjusted income per diluted share are not measures of financial performance under GAAP. Accordingly, neither should be considered as a substitute for net income (loss), operating income (loss), or other income data prepared in accordance with GAAP. However, the Company believes that adjusted income and adjusted income per diluted share provide additional information with respect to our performance. Because adjusted income and adjusted income per diluted share exclude some, but not all, items that affect net income (loss) and may vary among companies, the adjusted income and adjusted income per diluted share presented above may not be comparable to similarly titled measures of other companies.

Adjusted Income and Adjusted EBITDAX. The following tables reconcile the Company’s adjusted income and adjusted EBITDAX to net income (loss):

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands except per share data)
Net income (loss)	$220,638	$221,868	($7,715)
(Gain) loss on derivative contracts	(25,645)	25,855	358,300
Gain (loss) on commodity derivative settlements, net	12,012	(44,380)	(133,476)
Non-cash expense related to share-based awards	1,881	3,615	6,043
Impairment of oil and gas properties	—	2,201	—
Merger, integration, transaction and other	(6,414)	(485)	(13)
Loss on extinguishment of debt	—	3,241	—
Tax effect on adjustments above (a)	3,815	2,090	(48,479)
Change in valuation allowance	(86,383)	(40,836)	1,551
Adjusted income	$119,904	$173,169	$176,211

Net income per diluted share	$3.57	$3.59	($0.13)
Adjusted income per diluted share	$1.94	$2.80	$2.84

Basic weighted average common shares outstanding	61,625	61,610	61,487
Diluted weighted average common shares outstanding (GAAP)	61,874	61,844	62,065
(a)Calculated using the federal statutory rate of 21%.

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands)
Net income (loss)	$220,638	$221,868	($7,715)
(Gain) loss on derivative contracts	(25,645)	25,855	358,300
Gain (loss) on commodity derivative settlements, net	12,012	(44,380)	(133,476)
Non-cash expense related to share-based awards	1,881	3,615	6,043
Merger, integration, transaction and other	(6,414)	(485)	(13)
Income tax (benefit) expense	(50,695)	7,286	(87)
Interest expense	46,306	46,772	47,096
Depreciation, depletion and amortization	125,965	134,735	113,643
Exploration	2,232	2,466	1,885
Impairment of oil and gas properties	—	2,201	—
Loss on extinguishment of debt	—	3,241	—
Adjusted EBITDAX	$326,280	$403,174	$385,676

Adjusted Free Cash Flow. The following table reconciles the Company’s adjusted free cash flow to net cash provided by operating activities:

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands)
Net cash provided by operating activities	$247,913	$333,987	$247,821
Changes in working capital and other	18,869	13,781	125,799
Changes in accrued hedge settlements	12,791	15,816	(31,951)
Merger, integration and transaction	—	—	769
Cash flow from operations before net change in working capital	279,573	363,584	342,438

Capital expenditures	204,900	200,539	168,270
Increase (decrease) in accrued capital expenditures	67,460	(1,870)	(8,897)
Capital expenditures before accruals	272,360	198,669	159,373

Adjusted free cash flow	$7,213	$164,915	$183,065

Callon Petroleum Company
Consolidated Balance Sheets
(In thousands, except par and share amounts)

	March 31, 2023	December 31, 2022*
ASSETS
Current assets:
Cash and cash equivalents	$3,370	$3,395
Accounts receivable, net	210,107	237,128
Fair value of derivatives	25,761	21,332
Other current assets	35,406	35,783
Total current assets	274,644	297,638
Oil and natural gas properties, successful efforts accounting method:
Proved properties, net	4,999,527	4,851,529
Unproved properties	1,227,575	1,225,768
Total oil and natural gas properties, net	6,227,102	6,077,297
Other property and equipment, net	28,719	26,152
Deferred income taxes	45,669	—
Deferred financing costs	17,152	18,822
Other assets, net	58,379	68,560
Total assets	$6,651,665	$6,488,469
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$550,923	$536,233
Fair value of derivatives	570	16,197
Other current liabilities	146,195	150,384
Total current liabilities	697,688	702,814
Long-term debt	2,204,514	2,241,295
Asset retirement obligations	55,023	53,892
Fair value of derivatives	6,594	13,415
Other long-term liabilities	38,088	51,272
Total liabilities	3,001,907	3,062,688
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 130,000,000 shares authorized; 61,625,170 and 61,621,518 shares outstanding, respectively	616	616
Capital in excess of par value	4,025,533	4,022,194
Accumulated deficit	(376,391)	(597,029)
Total stockholders’ equity	3,649,758	3,425,781
Total liabilities and stockholders’ equity	$6,651,665	$6,488,469

*Financial information for the prior period has been recast to reflect retrospective application of the successful efforts method of accounting. For additional information, refer to our Form 10-Q for the period ended March 31, 2023.

Callon Petroleum Company
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022*
Operating Revenues:
Oil	$409,556	$553,249
Natural gas	23,586	43,976
Natural gas liquids	43,370	67,618
Sales of purchased oil and gas	83,534	112,375
Total operating revenues	560,046	777,218

Operating Expenses:
Lease operating	75,102	67,328
Production and ad valorem taxes	32,721	37,678
Gathering, transportation and processing	25,977	20,775
Exploration	2,232	1,885
Cost of purchased oil and gas	86,061	111,271
Depreciation, depletion and amortization	125,965	113,643
General and administrative	27,798	27,057
Merger, integration and transaction	—	769
Total operating expenses	375,856	380,406
Income From Operations	184,190	396,812

Other (Income) Expenses:
Interest expense	46,306	47,096
(Gain) loss on derivative contracts	(25,645)	358,300
Other (income) expense	(6,414)	(782)
Total other (income) expense	14,247	404,614

Income (Loss) Before Income Taxes	169,943	(7,802)
Income tax benefit	50,695	87
Net Income (Loss)	$220,638	($7,715)

Net Income (Loss) Per Common Share:
Basic	$3.58	($0.13)
Diluted	$3.57	($0.13)

Weighted Average Common Shares Outstanding:
Basic	61,625	61,487
Diluted	61,874	61,487

*Financial information for the prior period has been recast to reflect retrospective application of the successful efforts method of accounting. For additional information, refer to our Form 10-Q for the period ended March 31, 2023.

Callon Petroleum Company
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2023	2022*
Cash flows from operating activities:
Net income (loss)	$220,638	($7,715)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	125,965	113,643
Amortization of non-cash debt related items, net	2,631	3,749
Deferred income tax benefit	(51,977)	—
(Gain) loss on derivative contracts	(25,645)	358,300
Cash paid for commodity derivative settlements, net	(779)	(101,525)
Non-cash expense related to share-based awards	1,881	6,043
Other, net	(1,184)	2,894
Changes in current assets and liabilities:
Accounts receivable	24,019	(109,830)
Other current assets	(1,618)	(4,180)
Accounts payable and accrued liabilities	(46,018)	(13,558)
Net cash provided by operating activities	247,913	247,821
Cash flows from investing activities:
Capital expenditures	(204,900)	(168,270)
Acquisition of oil and gas properties	(5,991)	(9,168)
Proceeds from sales of assets	2,054	4,484
Cash paid for settlement of contingent consideration arrangement	—	(19,171)
Other, net	(1,072)	3,635
Net cash used in investing activities	(209,909)	(188,490)
Cash flows from financing activities:
Borrowings on credit facility	669,500	673,000
Payments on credit facility	(707,200)	(746,000)
Payment of deferred financing costs	(42)	—
Other, net	(287)	7,937
Net cash used in financing activities	(38,029)	(65,063)
Net change in cash and cash equivalents	(25)	(5,732)
Balance, beginning of period	3,395	9,882
Balance, end of period	$3,370	$4,150

*Financial information for the prior period has been recast to reflect retrospective application of the successful efforts method of accounting. For additional information, refer to our Form 10-Q for the period ended March 31, 2023.

SOURCE Callon Petroleum Company